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                                                                    EXHIBIT 23.1


                                     CONSENT

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-55942, 33-64442, 33-95020, 333-03260 and
333-64285) of Littelfuse, Inc. of our report dated April, 18, 2005, relating to the financial statements of HEINRICH INDUSTRIE AG which appears in this Current Report on Form 8-K/A of Littelfuse, Inc. dated April 22, 2005.


PwC Westdeutschland AG
Wirtschaftsprufungsgesellschaft

Essen, April 22, 2005


/s/ Schwarzhof                      /s/ Poeppelmeyer
-------------------------------     -----------------------
(Schwarzhof)                        (Poeppelmeyer)
Wirtschaftspruefer                  Wirtschaftspruefer
[German Public Auditor]             [German Public Auditor]